A portion of this document is confidential and has been omitted and filed separately with the Securities and Exchange Commission in connection with a request for confidential treatment of such omitted material.

                              CAN SUPPLY AGREEMENT
                              --------------------

 This Agreement is made this 22nd day of February 2000 between AMERICAN NATIONAL CAN COMPANY, a Delaware corporation, with its principal offices at 8770 W.
 Bryn Mawr Avenue, Chicago, Illinois 60631 ("ANC"), and COCA COLA BOTTLING COMPANY CONSOLIDATED, with its principal offices at 1900 Rexford Road, Charlotte NC 28211-3481 ("Buyer"), and covers the manufacture and supply by ANC to Buyer and the purchase by Buyer of two-piece aluminum beverage can bodies and ends (herein sometimes collectively referred to as "cans" or "containers") of the specifications and quantities referred to hereinbelow.

         WHEREAS, the parties entered into a Can Supply Agreement (the "1995 Agreement") dated October, 1995 with an initial term of 5 years expiring on December 31, 2000; and

         WHEREAS, the parties are desirous of entering into a new long-term supply agreement covering certain of Buyer's requirements of Containers, which will supersede the 1995 Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Description of Products. This Agreement relates to containers of the specifications set forth on Exhibit A attached hereto, required by Buyer at its can filling location(s) set forth on Exhibit B (and at any additional or substitute facilities where Buyer may fill cans if this contract covers all of Buyer's can requirements).

         2. Term. The initial term of this Agreement shall be four (4) years commencing January 1, 2000 and terminating December 31, 2003.

         3. Volume.

         (a) Buyer agrees to buy and ANC agrees to sell, in each calendar year during the term of this Agreement a minimum of 100% of Buyer's requirements at its filling facilities identified on Exhibit B. Can bodies and ends shall be purchased by Buyer and supplied by ANC in substantially equal volumes.

         (b) The foregoing annual volume of containers to be purchased hereunder may not be changed by Buyer during the term of this Agreement without the written consent of ANC although ANC will use its commercially reasonable best efforts to accommodate year over year changes hereafter requested by Buyer in its annual volume.

         4. Pricing.

         (a) Prices under this Agreement shall be established and adjusted in accordance with the terms, conditions and limitations set forth on Exhibit C attached hereto. In addition to the price adjustment mechanisms set forth on Exhibit C, any changes in the specifications of containers supplied hereunder may result in an upward or downward price adjustment.

         (b) ANC will in no event be required to meet competitive metal purchase formulas or other competitive offers driven by lower metal costs; however, and notwithstanding the foregoing, ANC intends to be competitive with specific offers not driven by lower metal costs.

         (c) It is agreed that, on and after January 1, 2001, ANC will be the sole purchaser of metal for the cans to be supplied hereunder for the remaining term of this Agreement.

         5. Payment Terms. Payment terms shall be: 1% 10, net 30 days. Interest shall be assessed on all past-due amounts at the annual rate of two (2%) percent above the prime rate of interest at the First National Bank of Chicago, Chicago, Illinois.

         6. Delivery. Buyer shall advise ANC, prior to October 31, of its annual requirements of containers under this Agreement for the upcoming calendar year (the "Forecasted Volume"). ANC shall not be required under any circumstances to sell containers, priced on a ceiling/no floor basis, to Buyer in excess of such Forecasted volume. If the Forecasted Volume is in excess of or less than the volume referred to in subparagraph 3(a) above, ANC shall only be required to use its commercially reasonable best efforts to provide such excess to Buyer or accommodate such shortfall. In the event that the Forecasted Volume is in excess of the volume referenced in subparagraph 3(a), ANC; shall first attempt to secure metal under a ceiling/no floor pricing mechanism. If ANC is unsuccessful in securing ceiling/no floor pricing for such excess, then pricing for the excess volume will be based on the Midwest Ingot Price on the date ANC purchases metal to satisfy Buyer's excess requirements.

         7. Effect of Termination. Upon termination of this Agreement, for any reason, Buyer shall accept all completed, specially fabricated or lithographed containers and related items previously ordered, acquired or committed for by ANC in reasonable quantities in anticipation of Buyer's normal can requirements.

         8. Warranties, Claims and Limitation of Liability.

         (a) ANC hereby warrants to Buyer that the containers to be manufactured and sold to Buyer hereunder shall be free from defects in workmanship and materials, and shall conform to the specifications set forth in Exhibit A attached hereto. EXCEPT AS EXPRESSLY STATED ABOVE, THERE ARE NO OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         (b) ANC shall not be liable to Buyer or to any other person where the claimed damages result from: (1) Buyer's faulty assembly or closure of the can body and loose end; (2) rust or outside corrosion on containers occurring after Buyer's receipt, except when caused by ANC's faulty workmanship or imperfect materials; (3) the failure of Buyer (or any other party from time to time having custody or control of allegedly defective goods) to exercise reasonable care in conveying, warehousing, using, packing, handling, distributing or storing filled or unfilled containers; or (4) the failure of empty or filled containers exported or used in foreign countries unless a special warranty has been specifically approved by ANC to cover such exported containers.

         (c) Seller shall give immediate consideration to settlement of Buyer's claims, but in no event shall Seller be liable on any claim unless notice thereof is received by ANC by the earliest of: (i) 30 days after discovery of an alleged defect; (ii) 60 days after the alleged defect reasonably should have been discovered; and (iii) 365 days after Buyer's filling of allegedly defective containers. Failure to assert a claim within such period shall constitute a waiver of the claim, and shall discharge Seller from any responsibility.

         (d) ANC's liability to Buyer hereunder shall be limited to Buyer's cost of the defective containers, cost of the contents of the containers lost as a direct result of the defect, and the reasonable cost of recovery and disposition of defective containers (but as to the latter, only to the extent reasonably required). ANC shall also be responsible for the defense of claims by third parties to the extent arising out of a container defect provided that ANC is given adequate advance notice of such claim and the opportunity to defend such claim by counsel of its own choosing.

         9. Metal Savings. Savings realized by ANC on reductions in the amount of metal used in cans or ends shall be shared with Buyer on a 50/50 basis once ANC has fully recovered its implementation costs.

         10. Force Majeure. Except for the payment of money due to ANC by Buyer for cans previously shipped to Buyer, ANC and Buyer shall be excused for failure to perform under this Agreement where such failure results from circumstances beyond the affected party's reasonable control including, without limitation, such circumstances as fire, storm, flood, earthquake, strikes, work stoppages or slowdowns, delay or failure of transportation or suppliers, acts of the public enemy, acts of God or acts, regulations, priorities or actions of the United States, a state or any local government or agents or instrumentalities thereof.

         11. Notices. All notices, requests or other communications shall be in writing, and shall be deemed given when delivered personally or deposited in the United States mail, postage prepaid, or to a courier service and properly addressed to Buyer at: 1900 Rexford Road, Charlotte, NC 28211-3481 and to ANC at: 8770 W Bryn Mawr Ave., Chicago, IL 60631, ATTN: Sales Department, or to such other address as either party may, from time to time, designate to the other in writing.

         12. Assignability. A party to this Agreement shall not assign or transfer its rights, duties or obligations hereunder to a non-affiliate unless the other party hereto consents to such assignment in writing prior to any such assignment, which consent shall not be unreasonably withheld. A "non-affiliate" shall refer to a third party that does not directly or indirectly control or is not directly or indirectly controlled by, or under common control with, a party to this Agreement, where control means possession, directly or indirectly, of 50% or more of the voting interests of the entity in question. Further, in the event that there is a Change of Control (as defined below) of a party to this Agreement, the other party shall have the right to terminate this Agreement immediately upon written notice to such party, effective upon delivery of such notice. For purposes of this agreement, "Change of Control" of a party means (i) the acquisition by any person, entity or "group" [as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] of beneficial ownership (determined in accordance with Rule 13d-3 under the Exchange Act) of greater than 50% of the combined voting power of the party's then outstanding voting securities or interests or (ii) the approval and consummation of (A) a reorganization, merger, consolidation or sale of all or substantially all of the assets of the party, in each case, with or to an entity of which persons or entities who were the owners of the party immediately prior to such reorganization, merger, consolidation or sale do not immediately thereafter, beneficially own (determined in accordance with Rule 13d-3 under the Exchange Act) more than a majority of the combined voting power of the outstanding voting securities or interest of the reorganized, merged, consolidated or purchasing person or entity or (B) the dissolution and commencement of the winding-up of the party. Buyer hereby agrees to require the purchaser, transferee, or successor to a Change of Control of all or any portion of its can filling operations, as a condition of the transfer, purchase or other transaction, to assume that portion of this requirements contract that relates to the portion of its operations being sold, transferred or otherwise affected.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

AMERICAN NATIONAL                            COCA-COLA BOTTLING
CAN COMPANY                                  COMPANY CONSOLIDATED

By:/s/ William A. Brandell                   By:/s/ Michael A. Perkis
   -----------------------------                -----------------------------
   William A. Brandell

Title: Vice President Sales                  Title: Vice President/Materials
       --------------------------                   Management
                                                    --------------------------

                                    EXHIBIT A
                                    ---------

12 Ounce Aluminum Can Body
         - 4 prints on metal

202 Diameter Aluminum Stay-On Tab Ends

                                   Exhibit B
                                   ---------
                           Buyer's Filling Locations
                           -------------------------

                                       ##

## The following page is confidential and has been omitted and filed separately with the Securities and Exchange Commission in connection with a request for confidential treatment of such omitted material.

                                   Exhibit C
                                   ---------

                                       ##

## The following three pages are confidential and have been omitted and filed separately with the Securities and Exchange Commission in connection with a request for confidential treatment of such omitted material.